UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2010

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia	23219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August, 18, 2010, Judy C. Gavant, 50, was appointed as the Principal Accounting Officer of Xenith Bankshares, Inc. (the “Company”) incident to her election as the Senior Vice President and Controller of the Company’s wholly-owned subsidiary, Xenith Bank.

Ms. Gavant has signficant finance, accounting and financial reporting experience. From 2005 until the end of July 2010, she held the positions of Director, Finance – Corporate and Business Development, as well as Director and Assistant Controller overseeing financial reporting for Owens & Minor, Inc. (NYSE: OMI).

From 2001 to 2004, Ms. Gavant was Director of Finance and Controller for Tredegar Film Products, Inc, a wholly-owned subsidiary of Tredegar Corporation (NYSE: TG). From 2000 to 2001, Ms. Gavant worked as the Chief Financial Officer and Company Secretary of Envera LLC. From 1990 to 2000, Ms. Gavant held various roles in the areas of taxation and mergers, acquisitions and divestitures at Dominion Resources, Inc. (NYSE: D) and served as Controller and Assistant Treasurer of Dominion Energy, Inc., a wholly-owned subsidiary of Dominion Resources, Inc. From 1981 to 1990, she served in the audit and tax practices at PricewaterhouseCoopers LLP.

Ms. Gavant has a Bachelors of Science in Accounting from Louisiana State University and a Masters of Taxation from Virginia Commonwealth University. Ms. Gavant is a Certified Public Accountant in Virginia and Texas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2010

XENITH BANKSHARES, INC.

By:	/S/ THOMAS W. OSGOOD
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and Treasurer

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